                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                                July 9 , 2001
                                -------------
                      (Date of earliest event reported)




                        CAPTEC NET LEASE REALTY, INC.
            (Exact Name of Registrant as Specified in Its Charter)





          DELAWARE                      1045281                38-3368333
(State of Other Jurisdiction     (Commission File No.)      (I.R.S. Employer
     of Incorporation)                                    Identification No.)



 24 FRANK LLOYD WRIGHT DRIVE, LOBBY L, FOURTH FLOOR, ANN ARBOR MICHIGAN 48106
                   (Address of Principal Executive Offices)




                                (734) 994-5505
                       (Registrant's Telephone Number)

         ITEM 5.

         OTHER EVENTS.

                  On July 10, 2001 Captec Net Lease Realty, Inc. ("Captec") was notified that a lawsuit had been filed against the Company in the United States District Court Eastern District of Michigan Southern Division on July 9, 2001. The following is intended as a summary of this action and is qualified in its entirety by reference to the complaint filed in this action. The complaint is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

                  a. Larriva v. Beach, et al.., C.A. 01-72568 (United States District Court Eastern District of Michigan Southern Division)

A complaint was filed by Alfonso Larriva, a stockholder of the Captec Company, individually and on behalf of an alleged class consisting of the public stockholders of the Company, other than the defendants and any person related to or affiliated with the defendants, against Captec and each of Captec's directors individually in the United States District Court for the Eastern District of Michigan, Southern Division. The allegations of the complaint arise from a July 1, 2001 Agreement and Plan of Merger (the "Merger Agreement") between Captec and Commercial Net Lease Realty, Inc. ("CNL") which provides for the merger of Captec with and into CNL with CNL as the surviving corporation (the "Merger"). The complaint alleges, among other things, that the defendants breached fiduciary duties owed to plaintiff and the alleged class in connection with the alleged unfair use by Patrick L Beach, Captec's Chairman, President and Chief Executive Officer of inside information in connection with the acquisition of certain non-real estate assets of Captec (the "Asset Purchase) and the alleged use of the Captec stockholder's rights plan and the $5.0 million break-up fee provided in the Merger Agreement in the case of termination of Merger Agreement to discourage third party bidders. The complaint further alleges that the Merger is unfair to the Captec's stockholders, and that the alleged class will be irreparably damaged if the Merger is consummated. The complaint seeks a declaration that the suit is properly maintainable as a class action, that the Merger Agreement was entered into in breach of fiduciary duties by Individual Defendants and is unlawful and unenforceable; a preliminary and permanent injunction against the Merger Agreement and Asset Purchase and the consummation of the Merger, compensatory damages and reasonable attorneys fees and expenses incurred by the alleged class; and such other relief as the court deems just and proper. Captec believes the request for class certification and the claims are without merit and intends to defend vigorously against this action.

                                    Item 7.

                                   EXHIBITS.


EXHIBIT NO.

99.1              Complaint in Larriva v. Beach, et al., U.S.D.C., E.D.C.
                  Mich. No. 01-72568


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July ___, 2001

                              /s/ W. Ross Martin
                              ------------------
                              Captec Net Lease Realty, Inc.
                              W. Ross Martin Executive Vice President and
                              Chief Financial Officer